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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this registration statement under the Securities Act of 1933 on Form N-14 (the "Registration Statement") of our report dated December 7, 2001, relating to the financial statements and financial highlights appearing in the October 31, 2001, Annual Report of State Street Research Legacy Fund, a series of State Street Research Securities Trust ("Legacy Fund") and of our report dated February 7, 2002, relating to the financial statements and financial highlights appearing in the December 31, 2001, Annual Report of State Street Research Large-Cap Growth Fund, a series of State Street Research Growth Trust ("Large-Cap Growth Fund"). We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information dated March 1, 2002, as supplemented, for the Legacy Fund and in the Statement of Additional Information dated May 1, 2002, for the Large-Cap Growth Fund, incorporated by reference in the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 18, 2002